As filed with the Securities and Exchange Commission on May 3, 2022
Registration No 333-50543
Registration No. 333-142623

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________________________
POST-EFFECTIVE AMENDMENT NO. 1 to Form S-8 Registration Statement No. 333-50543
POST-EFFECTIVE AMENDMENT NO. 1 to Form S-8 Registration Statement No. 333-142623
_______________________________________

FORM S-8 POS
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
_______________________________________
KFORCE INC.
(Exact name of registrant as specified in its charter)
_______________________________________

FLORIDA	59-3264661
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1001 EAST PALM AVENUE, TAMPA, FLORIDA	33605
(Address of Principal Executive Offices)	(Zip Code)

KFORCE 401(K) RETIREMENT SAVINGS PLAN
(Full title of the plan)
_______________________________________
DAVID M. KELLY
Executive Vice President, Chief Financial Officer and Secretary
KFORCE INC.
1001 East Palm Avenue, Tampa, Florida 33605
(Name and address of agent for service)
(813) 552-5000
(Telephone number, including area code, of agent for service)
_______________________________________
Copies of all communications to:
JENNIFER L. SMAYDA, ESQ.
General Counsel
KFORCE INC.
1001 East Palm Avenue,
Tampa, Florida 33605
(813) 552-5000
and
ROBERT J. GRAMMIG, ESQ.
HOLLAND & KNIGHT LLP
100 North Tampa Street, Suite 4100
Tampa, Florida 33602
(813) 227-8500
_______________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,”

“smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

DEREGISTRATION OF SECURITIES

On April 21, 1998, Kforce Inc. ("Kforce") filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-8 (Registration No. 333-50543) (the "333-50543 Registration Statement") registering 4,059,265 shares of common stock, par value of $0.01 per share (the "Common Stock"), in connection with the Kforce 401(k) Retirement Savings Plan (the "401(k) Plan"). On May 4, 2007, Kforce filed with the Commission a registration statement on Form S-8 (Registration No. 333-142623) (the "333-142623 Registration Statement") registering 350,000 additional shares of common stock of Kforce and an indeterminate amount of interests issuable pursuant to the 401(k) Plan.

Kforce is filing this Post-Effective Amendment No. 1 to the 333-50543 Registration Statement and the 333-142623 Registration Statement to deregister any and all previously-registered shares of Common Stock, as well as those related previously-registered interests issuable pursuant to the 401(k) Plan, that remained available, as of the date of this Post-Effective Amendment No. 1, under the 333-50543 Registration Statement, the 333-142623 Registration Statement, or otherwise under the 401(k) Plan.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the 333-50543 Registration Statement and the 333-142623 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 3, 2022.

KFORCE INC.

Date: May 3, 2022	By:	/s/ JOSEPH J. LIBERATORE
Joseph J. Liberatore President and Chief Executive Officer, Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the 333-50543 Registration Statement and the 333-142623 Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Date: May 3, 2022	By:	/s/ JOSEPH J. LIBERATORE
Joseph J. Liberatore President and Chief Executive Officer, Director (Principal Executive Officer)

Date: May 3, 2022	By:	/s/ DAVID M. KELLY
David M. Kelly Executive Vice President, Chief Financial Officer and Secretary (Principal Financial Officer)

Date: May 3, 2022	By:	/s/ JEFFREY B. HACKMAN
Jeffrey B. Hackman Senior Vice President, Finance and Accounting (Principal Accounting Officer)

Date: May 3, 2022	By:	/s/ DAVID L. DUNKEL
Chairman of the Board, Director

Date: May 3, 2022	By:	/s/ DERRICK D. BROOKS
Derrick D. Brooks Director

Date: May 3, 2022	By:	/s/ CATHERINE H. CLOUDMAN
Catherine H. Cloudman Director
Date: May 3, 2022	By:	/s/ ANN E. DUNWOODY
Ann E. Dunwoody Director
Date: May 3, 2022	By:	/s/ MARK F. FURLONG
Mark F. Furlong Director

Date: May 3, 2022	By:	/s/ RANDALL A. MEHL
Randall A. Mehl Director

Date: May 3, 2022	By:	/s/ ELAINE D. ROSEN
Elaine D. Rosen Director

Date: May 3, 2022	By:	/s/ N. JOHN SIMMONS
N. John Simmons Director